UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 2, 2013 (October 1, 2013)

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2013, the Board of Directors (the “Board”) of Microchip Technology Incorporated (“Microchip”) appointed Esther Johnson to serve as a director to fill the vacancy created when the Board increased the number of authorized directors from five to six (as described in Item 5.03 below). Ms. Johnson has not been appointed to any committees of the Board at this time. There are no arrangements or understandings related to Ms. Johnson pursuant to which she was selected as a director, she has no family relationship with any of Microchip’s directors or executive officers and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Johnson will receive the standard compensation and equity awards available to other non-employee directors of the Company as described in the Company’s definitive proxy statement dated July 11, 2013.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2013, the Board approved an amendment to Section 3.2 of the Microchip Bylaws to increase the authorized number of directors from five to six.

The foregoing description is qualified in its entirety by reference to the certificate of amendment of bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

Microchip issued a press release announcing the appointment of Ms. Johnson to the Board and such press release is attached hereto as Exhibit 99.1. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	3.1	Certificate of Amendment of Bylaws
	99.1	Press Release, dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2013	Microchip Technology Incorporated (Registrant)

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

3.1	Certificate of Amendment of Bylaws
99.1	Press Release, dated October 1, 2013

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